Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-211458) pertaining to the TravelCenters of America Inc. 2016 Equity Compensation Plan,

•Registration Statement (Form S-8 No. 333-225149) pertaining to the Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan,

•Registration Statement (Form S-8 No. 333-238551) pertaining to the Second Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan,

•Registration Statement (Form S-8 No. 333-256969) pertaining to the Second Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan, and

•Registration Statement (Form S-3 No. 333-253662) and related Prospectus of TravelCenters of America Inc.

of our report dated February 23, 2022, relating to the consolidated financial statements of TravelCenters of America Inc. as of December 31, 2021 and for the two years in the period then ended, appearing in this Annual Report on Form 10-K of TravelCenters of America Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Cleveland, Ohio
March 1, 2023

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